Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT
TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350, the undersigned Officer of Nauticus Robotics, Inc. (the "Company"), hereby certifies, that the Company's Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2026 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
August 12, 2026

/s/ John W. Gibson, Jr.
John W. Gibson, Jr.
Chief Executive Officer